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EXHIBIT 99.1

CHRISTOPHER & BANKS CORPORATION
AND
CHRISTOPHER & BANKS, INC.

NOTICE OF REDEMPTION
OF
12% SENIOR NOTES DUE 2005 (the "Notes")
*CUSIP No. 105659 AA 4

November 7, 2001

To: All Holders of the Notes

    NOTICE IS HEREBY GIVEN that, pursuant to the terms of Article XI of the Indenture dated as of December 2, 1996, (the "Indenture") by and among Braun's Fashions Corporation and Braun's Fashions, Inc. (now known as Christopher & Banks Corporation and Christopher & Banks, Inc., respectively (collectively, the "Company") and The Bank of New York, as Successor Trustee (the "Successor Trustee") to IBJ Schroeder Bank & Trust Company, as Trustee (the "Trustee") that on December 10, 2001 (the "Redemption Date") the Company has elected to redeem all of its outstanding 12% Senior Notes due 2005 (the "Notes") at 100.00% of the principal amount thereof plus interest accrued thereon to such date (the "Redemption Price").

By Mail:	By Hand:
The Bank of New York 20 Broad Street Lower Level New York, NY 10286 Attn: Bond Redemption Unit	The Bank of New York 20 Broad Street Lower Level New York, NY 10286 Attn: Bond Redemption Unit

    On the Redemption Date the Redemption Price will become due and payable upon the surrender of each such Note to the Trustee at the address listed above, and that interest thereon shall cease to accrue from and after said date. Unless the Company shall default in payment of the Redemption Price, such Notes shall cease to bear interest and the holders thereof shall cease to be entitled to any benefit or security under the Indenture, and the holders thereof shall have no right in respect to the Notes except the right to receive the Redemption Price.

    Under Federal income tax law, paying agents may be required to withhold 31% of payments to holders if such holders have failed to furnish a taxpayer identification number to the paying agent.

    If you have any questions regarding the procedure for surrendering your Note, please call Andrew K. Moller, the Company's Chief Financial Officer, at (763) 551-5120.

                      Sincerely,

                      Christopher & Banks Corporation
                      and
                      Christopher & Banks, Inc.

*
The Cusip Number listed above is for information purposes only. Neither the Company nor the Trustee shall be responsible for the selection or use of this Cusip Number, nor is any representation made to its correctness on the Note or as indicated in any redemption notice.

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  EXHIBIT 99.1